Exhibit 4.2

FORM OF 12 1/2% / 14 1/2% SECOND LIEN SENIOR SECURED NOTES DUE 2016

(Face of Note)

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY TRUST COMPANY (THE “DEPOSITARY”) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF NOTES TRANSFERRED PURSUANT TO RULE 144A UNDER THE SECURITIES ACT) OR 40 DAYS (IN

(1)	The second and third paragraphs should be included only if the Note is issued in global form.

1

THE CASE OF NOTES TRANSFERRED PURSUANT TO REGULATION S UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE U.S. WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IN THE CASE OF NOTES TRANSFERRED PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

PURSUANT TO SECTION 2.9 OF THE INDENTURE, IN DETERMINING WHETHER THE HOLDERS OF THE REQUIRED PRINCIPAL AMOUNT OF NOTES HAVE CONCURRED IN ANY DIRECTION, WAIVER OR CONSENT, NOTES OWNED BY THE ISSUER OR ANY AFFILIATE OF THE ISSUER SHALL BE CONSIDERED AS THOUGH NOT OUTSTANDING, EXCEPT FOR NOTES OWNED BY ANY EXCLUDED PERSON (AS DEFINED IN THE INDENTURE), UNLESS SUCH EXCLUSION IS PROHIBITED BY APPLICABLE LAW, WHICH SHALL BE CONSIDERED OUTSTANDING AND SHALL BE PERMITTED TO CONCUR IN ANY SUCH DIRECTION, WAIVER OR CONSENT.

ANYTHING HEREIN OR IN THE INDENTURE TO THE CONTRARY NOTWITHSTANDING, THE LIENS AND SECURITY INTERESTS SECURING THE OBLIGATIONS EVIDENCED BY THIS NOTE, ANY OTHER NOTE, THE INDENTURE OR ANY RELATED SECURITY DOCUMENT, THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE). IN THE EVENT OF ANY CONFLICT BETWEEN, ON THE ONE HAND, THE TERMS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE) AND, ON THE OTHER HAND, THIS NOTE, THE INDENTURE OR ANY SECURITY DOCUMENT RELATED THERETO, THE TERMS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE) SHALL GOVERN AND CONTROL. EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE).

[Face of Note]

CUSIP/CINS

12.5% / 14.5% SECOND LIEN SENIOR SECURED NOTE DUE 2016

No.	$100,600,000

THE MAJESTIC STAR CASINO, LLC

The Majestic Star Casino, LLC, an Indiana limited liability company (the “Issuer”), as obligor, for value received promise to pay to Cede & Co. or registered assigns, the principal sum of ONE HUNDRED MILLION SIX HUNDRED THOUSAND Dollars on December 1, 2016. Interest Payment Dates: June 1 and December 1 and on the maturity date. Record Dates: May 15 and November 15 (whether or not a Business Day).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

THE ISSUER:

THE MAJESTIC STAR CASINO, LLC

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication:

Dated:

This is one of the Notes referred to in the within-mentioned Indenture:

Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory

(Back of Note)

12.5% / 14.5% SECOND LIEN SENIOR SECURED NOTE DUE 2016

1. Interest. The Majestic Star Casino, LLC, an Indiana limited liability company (the “Issuer”), as obligor, promise to pay interest on the principal amount of this Note at the rate and in the manner specified below.

The Issuer shall pay, in cash, interest on the principal amount of this Note, at the rate of 12.5% per annum; provided that, only to the extent the Issuer is prohibited from paying any interest due on this Note in cash by any Credit Facility or the Intercreditor Agreement, the Issuer shall pay, in PIK Notes, interest on the principal amount of this Note, at the rate of 14.5% per annum. The Issuer shall pay interest semi-annually on June 1 and December 1 of each year, and on the maturity date, commencing on June 1, 2012, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).

Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. To the extent lawful, the Issuer shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Notes, provided that the Issuer may pay such interest in Additional Notes to the extent the Issuer is prohibited from paying any interest due on this Note in cash by any Credit Facility or the Intercreditor Agreement; the Issuer shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

2. Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuer may pay principal and interest by check to a Holder’s registered address.

3. Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, any Subsidiary of the Issuer may act in any such capacity.

4. Indenture. The Issuer issued the Notes under an Indenture dated as of December 1, 2011 (the “Indenture”) among the Issuer, the Note Guarantors named therein, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited. Subject to the conditions set forth in the Indenture, the Issuer may issue Additional Notes.

5. Optional Redemption. The Notes shall be subject to redemption at the option of the Issuer, in whole or in part, at any time, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest, if any, up to the redemption date.

6. Mandatory Redemption. There shall be no mandatory redemption of the Notes (other than as provided in Sections 3.8 and 3.9 of the Indenture).

7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00, except that PIK Notes or increased principal amount of a Global Note shall be in denominations of $1.00 or any integral multiple of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee shall require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Issuer need not exchange or register the transfer (i) of any Note or portion of a Note selected for redemption or (ii) of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes, subject to the provisions of the Indenture with respect to the record dates for the payment of interest.

9. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default (except certain payment defaults) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holders, the Indenture, the Notes, the Security Documents and the Intercreditor Agreement, may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of the Issuer’s obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the legal rights hereunder or under the Indenture or the Security Documents of any Holder, to release any Guarantee of the Notes permitted to be released under the terms of the Indenture, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, or to comply with the requirements of the Trustee and the Depositary (including its nominees) with respect to transfers of beneficial interests in the Notes. Notwithstanding the foregoing, without the consent of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuer, the Note Guarantors and the Collateral may not amend or supplement the Security Documents or waive or modify the rights of the Holders thereunder or the provisions of the Indenture relating thereto.

10. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare by written notice to the Issuer and the Trustee all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require security and indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Issuer must furnish an annual compliance certificate to the Trustee.

11. Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

12. No Recourse Against Others. No director, member, manager, officer, employee, incorporator, stockholder or controlling person of the Issuer or any Note Guarantor, as such, shall have any liability for any obligations of the Issuer or any Note Guarantor under the Notes, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

16. Governing Law. This Note and the Indenture shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: The Majestic Star Casino, LLC, 301 Fremont Street, 12th Floor, Las Vegas, Nevada 89101, Attention: Chief Financial Officer.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to _______________________________________________________________

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________________________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Your Tax ID Number:

Signature Guarantee*:

*	NOTICE: The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

(1) The Securities Transfer Agent Medallion Program (STAMP);

(2) The New York Stock Exchange Medallion Program (MSP);

(3) The Stock Exchange Medallion Program (SEMP).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10                    ☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	NOTICE The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

(1) The Securities Transfer Agent Medallion Program (STAMP);

(2) The New York Stock Exchange Medallion Program (MSP);

(3) The Stock Exchange Medallion Program (SEMP).

SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES(3)

The following exchanges of a part of this Global Note for Definitive Notes have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

[3]	This schedule should be included only if the Note is issued in global form.